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                                     EXHIBIT 5.1

                         OPINION OF FREDERICK C. SUMMERS, III
                              A PROFESSIONAL CORPORATION



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                              FREDERICK C. SUMMERS, III
                              A PROFESSIONAL CORPORATION
                                   ATTORNEYS AT LAW

                                 3700 Bank One Center
                                   1717 Main Street
                              Dallas, Texas  75201-4639
Frederick C. Summers, III       Office (214) 653-2126
Direct: (214) 653-2125         Facsimile (214) 653-2102




                                   October 7, 1996



Sovereign Credit Finance I, Inc.
4015 Beltline Road, Building B
Dallas, Texas  75244

    Re:  11% Notes Due October 15, 2000

Gentlemen:

    We refer to the Form S-l Registration Statement of Sovereign Credit Finance I, Inc., a Texas corporation (the "Company"), filed with the Securities and Exchange Commission under file number 333-4072 for the purpose of registering under the Securities Act of 1933, as amended, the Company's 11% Notes Due October 15, 2000 in the aggregate principal amount of $20,000,000 (the "Notes"), the Prospectus contained therein (the "Prospectus"), and the form of Indenture (the "Indenture") relating to the Notes attached as Exhibit 4.1 to the Registration Statement.

    We have examined copies, certified or otherwise identified to our satisfaction, of the Articles of Incorporation and Bylaws of the Company, as amended to date, and minutes of applicable meetings of the shareholders and the Board of Directors of the Company, together with such other corporate records and certificates of public officials and of officers of the Company as we have deemed relevant for the purposes of this opinion. Based upon the foregoing, and having regard to the legal considerations which we deem relevant, it is our opinion that:

    1. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Texas.

    2. Upon issuance of the Notes in accordance with the provisions of the Indenture and for the consideration and in the manner set forth in the Prospectus, the Notes will be legally issued and binding obligations of the Company.

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    We hereby consent to the reference to us under the caption "Legal
Matters" in the Prospectus which constitutes a part of the Registration Statement referred to above. We also consent to the inclusion in the Registration Statement of this opinion as Exhibit 5.1 thereto.

                        Very truly yours,



                        FREDERICK C. SUMMERS, III
                        A PROFESSIONAL CORPORATION



                        By:  /S/ FREDERICK C. SUMMERS, III
                           --------------------------------
                             Frederick C. Summers, III